EXHIBIT 99

                             JOINT FILER INFORMATION



Name:      Davis Terry, L.P.

Address:   2401 Lake Park Drive #355, Smyrna, GA 30080

Designated Filer: Edward L. Terry

Issuer & Ticker Symbol: Ebank Financial Services (EBDC)

Date of Event Requiring Statement:  06/02/2004



DAVIS TERRY, L.P.

By:  Davis Terry Management Company, LLC, as General Partner

By:   /s/ Edward L. Terry                            and
    ------------------------------------------------

Edward L. Terry

By:  /s/ Elaine C. Terry
   -------------------------------------------------

Elaine C. Terry

June 14, 2004

Name:      Davis Terry Management Company, LLC

Address:   2401 Lake Park Drive #355, Smyrna, GA 30080

Designated Filer: Edward L. Terry

Issuer & Ticker Symbol: Ebank Financial Services (EBDC)

Date of Event Requiring Statement:  06/02/2004



Davis Terry Management Company, LLC

By:   /s/ Edward L. Terry                            and
    ------------------------------------------------

Edward L. Terry

By:  /s/ Elaine C. Terry
   -------------------------------------------------

Elaine C. Terry

June 14, 2004

Name:      Elaine C. Terry

Address:   2401 Lake Park Drive #355, Smyrna, GA 30080

Designated Filer: Edward L. Terry

Issuer & Ticker Symbol: Ebank Financial Services (EBDC)

Date of Event Requiring Statement:  06/02/2004



Signature:  /s/ Elaine C. Terry
           ------------------------------------------------

Elaine C. Terry

June 14, 2004

Name: EMT Properties, Inc. Profit Sharing Plan

Address: 2401 Lake Park Drive #355, Smyrna, GA 30080

Designated Filer: Edward L. Terry

Issuer & Ticker Symbol: Ebank Financial Services (EBDC)

Date of Event Requiring Statement:  06/02/2004



EMT PROPERTIES, INC. PROFIT SHARING PLAN

Signature: /s/ Edward L. Terry
          -------------------------------------------------

Edward L. Terry, Managing Trustee

June 14, 2004